UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2021

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, TX 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 7, 2021, the Board of Directors (the “Board”) of iBio, Inc. (the “Company”) elected Evert B. Schimmelpennink as a Class I Director of the Board. Mr. Schimmelpennink was appointed to the Company’s Nominating and Corporate Governance Committee of the Board. Each Class of directors is up for re-election every three (3) years. Class I Directors are next up for election at the Company’s 2021 annual meeting of stockholders. Mr. Schimmelpennink’s term as a director will continue until such time as his successor is duly elected and qualified or until his earlier resignation or removal.

Mr. Schimmelpennink will receive compensation that includes $40,000 in annual fees in cash compensation, payable quarterly, and an additional $4,000 in annual fees in cash compensation for service on the Company’s Nominating and Corporate Governance Committee of the Board, payable quarterly. In addition, on June 7, 2021 Mr. Schimmelpennink was granted a nonqualified stock options to purchase 100,000 shares of the Company’s common stock, par value $0.001 per share, to vest in equal monthly installments over a 36 month period, issued pursuant to the iBio, Inc. 2020 Omnibus Equity Incentive Plan. Mr. Schimmelpennink will enter into a stock option agreement in connection with the option grant. A brief description of the qualifications and experiences of Mr. Schimmelpennink is below.

Evert (Eef) Schimmelpennink has close to 25 years of biotech and pharmaceutical experience and brings a proven track record in successfully building and scaling public and private biopharmaceutical companies, securing funding around captivating strategies, and creating patient and shareholder value. Previously, from August 2017 to October 2020 he was the CEO of publicly listed Pfenex Inc., which he led through a turnaround and its first FDA approval resulting in an acquisition by Ligand Pharmaceuticals Inc. in late 2020. From November 13, 2019 until its sale, Mr. Schimmelpennink also served as the acting Principal Financial Officer and Principal Accounting Officer of Pfenex Inc. From October 2015 to July 2017, Mr. Schimmelpennink was CEO of privately held Alvotech, where he led the company through a critical growth phase, and aligned R&D, manufacturing and commercial capabilities across a portfolio of monoclonal antibodies. Prior to that, he held senior positions at Pfizer Inc. and Hospira, Inc. within their global specialty injectables businesses, as well as Synthon BV. Mr. Schimmelpennink earned a M.Sc. in bioprocess engineering from the University of Wageningen in the Netherlands and a Business Degree from the Arnhem Business School.

There are no family relationships between the above named director and any other director or executive officer of the Company, nor has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events

On June 7, 2021, the Company issued press releases announcing the appointment of Mr. Schimmelpennink. A copy of the press release is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Director Offer Letter

99.1	Press Release issued by iBio, Inc. on June 7, 2021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: June 9, 2021	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chief Executive Officer